Exhibit 99.1

Allegheny Technologies Incorporated	Contact:
Corporate Headquarters	Dan L. Greenfield
1000 Six PPG Place	412-394-3004
Pittsburgh, PA 15222-5479 U.S.A.
www.ATImetals.com
Allegheny Technologies To Acquire Ladish
     Pittsburgh, PA — November 17, 2010 — Allegheny Technologies Incorporated (NYSE: ATI) and Ladish Co., Inc. (NASDAQ: LDSH) today announced that they have entered into a definitive merger agreement whereby ATI will acquire Ladish for an aggregate fully distributed equity value of approximately $778 million. Ladish shareholders will receive $24.00 in cash and 0.4556 of a share of ATI common stock for each share of Ladish common stock. Based on the volume weighted average price of ATI common stock over the last 10 trading days ending November 16, 2010, the aggregate consideration on a fully diluted basis is $48.00 per Ladish share. The transaction is subject to normal closing conditions, including approval by Ladish shareholders, and is expected to be completed in early 2011.
     “ATI’s unique industry-leading product portfolio combined with Ladish’s technologically advanced forging, investment casting, and machining capabilities creates a more integrated, stable, and sustainable supply chain for the aerospace, defense, and industrial markets,” said L. Patrick Hassey, ATI’s Chairman and Chief Executive Officer.
     “We like the people, the technology, and the market position of Ladish. Our strategy is to build unsurpassed manufacturing capabilities and develop innovative new products that add value for our customers. With this strategic acquisition, we leverage these capabilities to forward integrate and better position ATI to capitalize on secular growth trends in our key markets.
     “Ladish expects sales of approximately $400 million in 2010 and anticipates that sales will continue to grow with the aerospace market recovery. In addition, we believe at least $100 million of sales can be added through market synergies. We expect this acquisition to generate positive cash flow to ATI immediately after the transaction closes. We expect the acquisition to be accretive to earnings after the first year.”
     Gary J. Vroman, Ladish President and CEO said, “We have been preparing and positioning our company for market growth. Highly skilled people are trained and in place, and our equipment is ready to go. Integrating Ladish’s manufacturing operations with ATI’s broad product range of specialty metals immediately enhances our ability to serve our existing customer base. Beyond that, there are new markets now well within our reach that were previously a stretch for us. Without question, this merger significantly improves the long-term outlook for Ladish. We are looking forward to what the future will bring for our 1,700 dedicated employees in the United States and Poland.”
ATI will conduct a conference call at 10:00 a.m. today with investors and analysts to discuss this acquisition. To access the conference call, dial 866-770-7125 (for domestic callers) and 617-213-8066 (for international callers) and enter the password 57508354 when prompted. The conference call will be broadcast live on www.ATImetals.com. To access the call, click on “Conference Call”. Replay of the conference call will be available on the Allegheny Technologies website.
ATI will not be presenting at today’s Dahlman Rose investor conference that was previously announced and was scheduled to be held at 9:15 a.m. (ET).

Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues of $3.8 billion for the twelve months ending September 30, 2010. ATI has approximately 8,900 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, grain-oriented electrical steel, stainless and specialty steels, zirconium, hafnium, and niobium, tungsten materials, and forgings and castings. The Allegheny Technologies website is www.ATImetals.com.
Ladish Co., Inc. is a leading producer of highly engineered, technically advanced metal components for the jet engine, aerospace and general industrial markets. Ladish is headquartered in Cudahy, WI with operations in Wisconsin, California, Connecticut, Oregon, and Poland. Ladish common stock trades on Nasdaq under the symbol LDSH.
Important Information for Investors and Security Holders
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ATI will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of Ladish that also constitutes a prospectus of ATI. ATI and Ladish also plan to file other documents with the SEC regarding the proposed transaction. A definitive proxy statement/prospectus will be mailed to shareholders of Ladish.
INVESTORS AND SHAREHOLDERS OF LADISH ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders of ATI and Ladish may obtain these documents (and any other documents filed by ATI or Ladish with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by ATI may be obtained free of charge by directing a request to: Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479, Attention: Corporate Secretary, or from ATI’s website at www.atimetals.com. The documents filed with the SEC by Ladish may be obtained free of charge by directing a request to: Ladish Co., Inc. 5481 S. Packard Avenue, Cudahy, Wisconsin 53110, Attention: Wayne E. Larsen, Vice President Law/Finance and Secretary.
ATI, Ladish their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Ladish in connection with the proposed transaction. Information about the directors and executive officers of ATI is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 2, 2010. Information about the directors and executive officers of Ladish is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 15, 2010.
Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risk and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Examples include statements regarding the parties’ ability to consummate the proposed transaction and timing thereof, the benefits and impact of the proposed transaction, including effects on cash flow or earnings, the combined company’s ability to achieve the synergies and value creation that are contemplated by the parties, ATI’s ability to promptly and effectively integrate Ladish’s business, and the diversion of management time on transaction-related issues. Additional examples of forward-looking statements include information concerning ATI’s, Ladish’s or the combined company’s outlook, anticipated revenues or results of operations, and the anticipated benefits expected to be realized in connection therewith, as well as any other statement that does not directly relate to any historical or current fact.
These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast” or similar expressions. These statements are based on certain assumptions that ATI and Ladish have made in light of their experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that they believe are appropriate in these circumstances. ATI and Ladish believe these judgments are reasonable, but you should understand that no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial conditions of ATI, Ladish or the combined company, due to a variety of important factors, both positive and negative. Among other items, such factors could include the ability of the parties to obtain all necessary regulatory consents to the proposed transaction; the overall strength and stability of general economic conditions, both in the United States and in global markets, including the timing and strength of the current recovery; the effect of significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in the parties’ respective markets; their ability to achieve cost savings and efficiencies and realize opportunities to increase productivity and profitability; their ability to accurately estimate future levels of business activity and adjust operations accordingly; impact of a major disruption in their communication or centralized information networks or payment systems; and changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may materially affect their operations or the cost thereof.
ATI and Ladish caution you that you should not rely unduly on these forward-looking statements, which reflect their current beliefs and are based on information currently available. Neither ATI nor Ladish undertakes any obligation to update or revise any forward-looking statements as of any future date. Additional information concerning these statements and other factors can be found in ATI’s and Ladish’s filings with the SEC, including the respective Annual Reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents ATI or Ladish have filed.